Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)
Registration Statement (Form S-1 No. 333-278829) of Q32 Bio Inc., as amended by Post-Effective Amendment No. 1 to Form S-1 on Form S-3 Registration Statement (No. 333-278829),
(2)
Registration Statement (Form S-3 No. 333-286491) of Q32 Bio Inc.,
(3)
Registration Statement (Form S-8 No. 333-285699) pertaining to Q32 Bio Inc. 2024 Stock Option and Incentive Plan and Q32 Bio Inc. 2024 Employee Stock Purchase Plan,
(4)
Registration Statement (Form S-8 No. 333-279877) pertaining to Q32 Bio Inc. 2017 Stock Option and Grant Plan, Q32 Bio Inc. 2024 Stock Option and Incentive Plan, Q32 Bio Inc. 2024 Employee Stock Purchase Plan,
(5)
Registration Statement (Form S-8 No. 333-270398) pertaining to the Homology Medicines, Inc. 2018 Incentive Award Plan and Homology Medicines, Inc. 2018 Employee Stock Purchase Plan, and
(6)
Registration Statement (Form S-8 No. 333-224030) pertaining to the Homology Medicines, Inc. 2015 Stock Incentive Plan, as amended, Homology Medicines, Inc. 2018 Incentive Award Plan and Homology Medicines, Inc. 2018 Employee Stock Purchase Plan;

of our report dated March 10, 2026, with respect to the consolidated financial statements of Q32 Bio Inc. included in this Annual Report (Form 10-K) of Q32 Bio Inc. for the year ended December 31, 2025.

/s/ Ernst & Young LLP

Boston, Massachusetts

March 10, 2026